UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2022

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO OP L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Investment and Management Company)	1-13232	84-1259577
Delaware (Aimco OP L.P.)	0-56223	85-2460835
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1450, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 224-7900

NOT APPLICABLE

(Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Investment and Management Company Class A Common Stock	AIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

Termination of Agreement with respect to the Master Leases

On June 17, 2022, Aimco OP L.P. (“Aimco OP”), AIR OP, certain subsidiaries of Aimco OP, and certain subsidiaries of AIR OP entered into a termination agreement (the “Termination Agreement”) with respect to each Master Lease Agreement entered into on December 15, 2020, by certain subsidiaries of Aimco OP and certain subsidiaries of AIR OP (as the same may have been amended, modified or supplemented from time to time, collectively, the “Master Leases”). Pursuant to the terms of the Termination Agreement, each Master Lease shall terminate as of September 1, 2022. In connection with such termination, AIR OP shall pay (or shall cause to be paid) to Aimco OP and/or its applicable subsidiaries a termination fee equal to $200,000,000.00. Upon such termination, each party shall be released of any and all liabilities and obligations under each respective Master Lease other than those liabilities and obligations, if any, that expressly survive termination.

Amendment to the Mezzanine Note Agreement and Notes

On June 17, 2022, Aimco JO Intermediate Holdings, LLC (the “Issuer”), AIR OP, and AIR/Bethesda Holdings, Inc. entered into an Amendment to the Mezzanine Note Agreement and Notes in order to, among other things, amend the Issuer’s 5.2% Secured Mezzanine Notes due January 31, 2024 (the “Mezzanine Notes”) to (i) make the maturity date August 1, 2022, (ii) permit prepayments, and (iii) modify the definition of the “Make-Whole Amount.”

Amendment to the Master Leasing Agreement

On June 14, 2022, Aimco Development Company, LLC (“Aimco”), a subsidiary of Apartment Investment and Management Company, entered into an amendment (the “Amendment”) to the Master Leasing Agreement, dated as of December 15, 2020 (as the same may have been amended, modified or supplemented from time to time, the “Master Leasing Agreement”), to amend certain terms of the Master Leasing Agreement, including the following: (i) to eliminate the purchase option previously granted to Apartment Income REIT, L.P. (formerly known as AIMCO Properties, L.P.) (“AIR OP”) under the Master Leasing Agreement with respect to certain real property that has achieved stabilization after the date that Aimco or its applicable subsidiary acquired such property; (ii) to exclude from the existing right of first offer in favor of AIR OP under the Master Leasing Agreement properties designated by Aimco to be used in a like-kind exchange in accordance with Section 1031 of the Internal Revenue Code of 1986 and other exchange transactions; and (iii) to grant a new right of first offer, subject to certain exceptions and conditions as set forth in the Amendment, in favor of AIR OP with respect to certain real property owned by Aimco or its subsidiaries (a) that has achieved stabilization after the date that Aimco or its applicable subsidiary acquired such property and (b) that Aimco or its applicable subsidiary, in its sole discretion, desires to sell within 12 months after the date on which stabilization has been achieved.

The foregoing descriptions of the (i) Termination Agreement, (ii) Amendment to the Mezzanine Note Agreement and Notes, and (iii) Amendment to the Master Leasing Agreement do not purport to be complete and are qualified in their entirety by the full text of the (i) Termination Agreement, (ii) Amendment to the Mezzanine Note Agreement and Notes, and (iii) Amendment to the Master Leasing Agreement, which are being filed as Exhibit 1.1, 1.2, and 1.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01. Financial statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Termination of Master Lease Agreements, dated as of June 17, 2022, by and among (i) MCZ/Centrum Flamingo II, L.L.C., AIMCO 50 Rogers Street, L.L.C., AIMCO Leahy Square Apartments, LLC, and Aimco Fitzsimons 3A Lessor, LLC; (ii) Flamingo North Lessee, LLC, Prism Lessee, LLC, 707 Leahy Lessee, LLC, and Fremont Lessee LLC; (iii) Aimco OP L.P.; and (iv) Apartment Income REIT, L.P.

1.2

Amendment to Mezzanine Note Agreement and Notes, dated as of June 17, 2022, by and among Aimco JO Intermediate Holdings, LLC, Apartment Income REIT, L.P. (f/k/a AIMCO Properties, L.P.) and AIR/Bethesda Holdings, Inc. (f/k/a AIMCO/Bethesda Holdings, Inc.)

1.3	Amendment to Master Leasing Agreement by and between Apartment Income REIT, L.P. and Aimco Development Company, LLC, dated as of June 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 21, 2022

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ H. Lynn C. Stanfield
H. Lynn C. Stanfield
Executive Vice President, Chief Financial Officer

AIMCO OP L.P.
By: Aimco OP GP, LLC, its general partner By: Apartment Investment and Management Company, its managing member
/s/ H. Lynn C. Stanfield
H. Lynn C. Stanfield
Executive Vice President, Chief Financial Officer